Exhibit 10.47

Raw Goat Milk Supply Agreement

(English Translation)

Party A(Buyer):	Party B(Seller):

Pursuant to the 'Contract Law of the People's Republic of China' and the 'Regulations of dairy products quality and safety supervision and administration ', and on the basis of equality, willingness, fairness and sincerity, Party A and Party B have hereby entered into this Contract

Section 1. Term and amount of purchasing

1. The term of purchasing is from _____to______.

2. Total amount of purchasing is            and _____% more or less allowed

Section 2. Unit Price

The purchasing price is . The classification of the fresh goat milk references the national dairy standards. The purchasing price should be negotiated by both parties.

Section 3. The requirements of quality

1.	The quality of fresh goat milk must be up to the national dairy standards.

2.	Party A doesn’t purchasing the fresh goat milk in the condition as following:

	1)	the colostrums within 7 days after calving, except the colostrums as the raw martial of processing;

	2)	the milk produced during the use of antibiotic drugs or discontinuation within 7 days;

	3)	the milk produced by the goat with mammitis, tuberculosis, brinell bacillus and other infectious diseases;

	4)	the doped or deteriorating milk;

	5)	other milk which does not conform to the hygiene safety and quality standards;

3.

Party B should comply with operational provisions when milking in the collection station; Party B should ensure the container and the milking utensils clean. Party B shall not use plastic and poisonous or harmful containers

Section 4. Payment

1.	Party A should announce party B the related settlement payment before 2 days of the payment day according to the Section 2.

2.	Party A and party B make balance of accounts monthly. The actual payment day is from the 2nd to 25th every month.

Section 5. Acceptance

1.

Party A should make random inspection for the fresh goat milk. Party A should announce all related inspection results such as the content of fat and protein within 4 hours after the purchasing. If party B has any objection, party B can apply another inspection within 8 hours after receiving the result. If party B confirms it’s the false of party A. party A should bear all lost or expenses caused by that.

2.	Party A should keep the unqualified for 48 hours.

3.	When any dispute occurring for the inspection results, the result should be subject to the data with the national or social public primary standards and should be signed by the two parties.

4.	Party B should accept the inspection or sampling of party A.

Section 6. Place and time of delivery

1.	Party B should deliver the fresh milk from 6:00 AM to 1:00 PM each day. Party A purchases the fresh milk from 6:00 AM to 1:00 PM each day.

2.	The delivery can be completed after weigh, sampling, inspecting and signing the list.

Section 7. The term and place of performance

1.	The place of performance is ..

2.	The term of performance is from to ______.

3.	After the expiry of the agreement, the party should notice another to sign another agreement within 10 days.

Section 8. The change and terminate of the contract

1.	With the written agreement of the two parties, the contract can be alternated or terminated pursuant to the law;

2.	Due to the event of force majeure, the contract may be terminated. The party who is affected by the force majeure event shall inform the other part within 10 days and provide a certificate to prove the event of force majeure within 15 days.

Section 9. Liability for breach of contract

1.

Party A should purchase the milk on time and pursuant to the purchasing standard. If party A purchases the milk with the amount limited or rejects to purchase the qualified milk, it should bear all losses and expenses.

2.	If Party A delay in payment, it must pay 1% of the total payment to Party B as the penalty and also should continue the payment.

3.	If party B doesn’t deliver enough milk on time promised in this contract which causes losses to party A, party B should bear this kind of losses.

4.	If party B conflicts Section 3 of this contract, party A will not purchase the fresh milk. If any losses caused by this occurring, party B should bear.

Section 10. Dispute

The two sides resolve the dispute through friendly consultations. If we can not resolve the problems through consultation, arbitration committee of Fuping county has the right to deal.

Section 11. The power of the contract

The present contract is signed in duplicate, both party hold one copy. This contract will be valid with parties’ signatures or stamps. The unaccomplished matter in this agreement, both sides resolve through consultation, and sign the supplementary agreement separately. This supplementary agreement has the legal effect as the contract.

Party A:	Party B:
Legal representative:	Legal representative:
Address:	Address:
Date:	Date: